Exhibit 10.7

STOCKHOLDERS AGREEMENT OF

BRILLIANT EARTH GROUP, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of [ ● ], 2021 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among (i) Brilliant Earth Group, Inc., a Delaware corporation (the “Corporation”), (ii) Mainsail Partners III L.P., a Delaware limited partnership (“Mainsail”), Mainsail Incentive Program, LLC, a Delaware limited liability company (“Mainsail Incentive”) and Mainsail Co-Investors III, L.P., a Delaware limited partnership (“Mainsail Co-Investors”, and together with Mainsail Incentive, the “Mainsail Holdcos”) and (iii) Just Rocks, Inc., a Delaware corporation (“Just Rocks”), and together with Mainsail, the “Original Members”). Certain terms used in this Agreement are defined in Section 6.

RECITALS

WHEREAS, each Original Member owns, directly or indirectly, outstanding membership interests in Brilliant Earth, LLC, a Delaware limited liability company (“Brilliant Earth, LLC”), which membership interests constitute and are defined as “Common Units” pursuant to the Amended and Restated Limited Liability Company Agreement of Brilliant Earth, LLC, dated as of [ ● ], 2021, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement” and such membership interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and Brilliant Earth, LLC, dated as of [ ● ], 2021 (the “Common Unit Subscription Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member of Brilliant Earth, LLC;

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that Mainsail and the Mainsail Holdcos, the Corporation and certain of their respective affiliates will enter into a series of related transactions pursuant to which the Mainsail and the Mainsail Holdcos will become holders of the Corporation’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”);

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that Just Rocks, the Corporation and certain of their respective affiliates will enter into a series of related transactions pursuant to which Just Rocks will become holders of the Corporation’s Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”);

WHEREAS, immediately following the consummation of the IPO, Mainsail (together with the Mainsail Holdcos and any other Permitted Transferees of Mainsail, in such capacity, the “Mainsail Related Parties”) will be the record holder of shares of Class B Common Stock;

WHEREAS, immediately following the consummation of the IPO, Just Rocks (and together with its Permitted Transferees, in such capacity, the “Just Rocks Related Parties”) will be the record holders of shares of Class C Common Stock; and

WHEREAS, in order to induce the Original Members (x) to approve the sale and issuance of Common Units by Brilliant Earth, LLC to the Corporation and the appointment of the Corporation as the sole managing member of Brilliant Earth, LLC in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions contemplated by the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Original Members agree as follows:

Agreement

Section 1. Election of the Board of Directors.

(a) Subject to this Section 1(a), the Mainsail Related Parties shall be entitled to designate for nomination by the Board up to two (2) Directors from time to time (any Director designated by the Mainsail Related Parties, a “Mainsail Director”). The Mainsail Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. The right of the Mainsail Related Parties to designate the Mainsail Directors as set forth in this Section 1(a) shall be subject to the following: (i) if at any time the Mainsail Related Parties beneficially own, directly or indirectly, in the aggregate fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Shares), the Mainsail Related Parties shall be entitled to designate for nomination two (2) Mainsail Directors, and (ii) if at any time the Mainsail Related Parties beneficially own, directly or indirectly, in the aggregate less than fifteen percent (15%) but at least five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Shares), the Mainsail Related Parties shall only be entitled to designate for nomination one (1) Mainsail Director. The Mainsail Related Parties shall not be entitled to designate any Mainsail Directors in accordance with this Section 1(a) if at any time the Mainsail Related Parties beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose Underlying Shares). The Directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms in accordance with the Charter.

(b) Subject to this Section 1(b), the Just Rocks Related Parties shall be entitled to designate for nomination by the Board two (2) Directors from time to time (any Director designated by the Just Rocks Related Parties, a “Just Rocks Director”). The Just Rocks Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. The right of the Just Rocks Related Parties to designate the Just Rocks Directors as set forth in this Section 1(b) shall be subject to the following: (i) if at any time the Just Rocks Related Parties beneficially own, directly or indirectly, in the aggregate fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock or Class D Common Stock (including for this purpose the Underlying Shares), the Just Rocks Related Parties shall be entitled to designate for nomination two (2) Just Rocks Directors, and (ii) if at any time the Just Rocks Related Parties beneficially own, directly or indirectly, in the aggregate less than fifteen percent (15%) but at least five percent (5%) or more of all issued and outstanding shares of Class A Common Stock or Class D Common Stock (including for this purpose the Underlying Shares), the Just Rocks Related Parties shall only be entitled to designate for nomination one (1) Just Rocks Director. The Just Rocks Related Parties shall not be entitled to designate any Just Rocks Directors in accordance with this Section 1(b) if at any time the Just Rocks Related Parties beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose Underlying Shares). Notwithstanding anything to the contrary set forth in this Section 1(b), so long as (i) Beth Gerstein serves as the Chief Executive Officer of the Corporation, Ms. Gerstein shall be nominated by the Board as a Director and, if so elected, in that capacity she shall serve as one of the Just Rocks Directors and (ii) Eric Grossberg serves as the Executive Chairman of the Corporation, Mr. Grossberg shall be nominated by the Board as a Director and, if so elected, in that capacity he shall serve as one of the Just Rocks Directors.

(c) Subject to Section 1(a) and Section 1(b), each of Mainsail, the Mainsail Holdcos and Just Rocks hereby agree to vote, or cause to be voted, all outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and/or and the Corporation’s Class D Common Stock, par value $0.0001 (the “Class D Common Stock” and, together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”), as applicable, held by the Mainsail Related Parties and the Just Rocks Related Parties at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, and to take all Necessary Action to cause the election or removal of each of the Mainsail Directors and the Just Rock Directors as a Director, as provided herein and to implement and enforce the provisions set forth in Section 3.

(d) At any time the Mainsail Related Parties shall be entitled to nomination rights under Section 1(a), the Corporation shall not increase or decrease the number of Directors serving on the Board without the prior written consent of the Mainsail Related Parties.

Section 2. Vacancies and Replacements.

(a) If the number of Directors that the Mainsail Related Parties or the Just Rocks Related Parties have the right to designate to the Board is decreased pursuant to Section 1(a) or Section 1(b) (each such occurrence, a “Decrease in Designation Rights”), then:

(i) unless a majority of Directors (with the affected party’s Board designees abstaining) agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the Mainsail Related Parties or the Just Rocks Related Parties, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of Mainsail Directors that the Mainsail Related Parties cease to have the right to designate for nomination as a Mainsail Director or (y) the appropriate number of Just Rocks Directors that the Just Rocks Related Parties cease to have the right to designate for nomination as the Just Rocks Directors, respectively, to tender his, her or their resignation(s) from the Board within thirty (30) days from the date that the Mainsail Related Parties and/or the Just Rocks Related Parties, as applicable, incurs a Decrease in Designation Rights, provided that this Section 2(a)(i) shall not apply to (i) Ms. Gerstein as long as she serves as the Chief Executive Officer of the Corporation or (ii) Mr. Grossberg as long as serves as the Executive Chairman of the Corporation. In the event any such Mainsail Director or Just Rocks Director, as applicable, does not resign as a Director by such time as is required by the foregoing, the Mainsail Related Parties and the Just Rocks Related Parties, as holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(c), to cause the removal of such individual as a Director; and

(ii) the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b) Other than with respect to a Decrease in Designation Rights, each of the Mainsail Related Parties and the Just Rocks Related Parties shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”). If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the Mainsail Related Parties and the Just Rocks Related Parties, as holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(c) to cause the removal of such Director from the Board.

(c) Except with respect to a Decrease in Designation Rights subject to Section 2(a), each of the Mainsail Related Parties and the Just Rocks Related Parties, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1.

Section 3. Initial Directors and Corporate Governance.

(a) Initial Directors. The initial Mainsail Directors designated for nomination pursuant to Section 1(a) shall initially be Gavin Turner (designated for nomination as a Class II Director) and Beth Kaplan (designated for nomination as a Class III Director). The initial Just Rocks Directors designated for nomination pursuant to Section 1(b) shall initially be Beth Gerstein (designated for nomination as a Class I Director) and Eric Grossberg (designated for nomination as a Class II Director). Eric Grossberg shall serve as the initial Chairperson of the Board (as defined in the Bylaws) for the initial term, in accordance with this Agreement and the Bylaws, after which the Chairperson of the Board shall be determined in accordance with this Agreement and the Bylaws.

(b) Compensation Committee. For so long as the Mainsail Related Parties have the ability pursuant to Section 1(a) to designate for nomination at least one (1) Director, the Mainsail Related Parties shall have, to the fullest extent permitted by applicable law, subject to The Nasdaq Stock Exchange rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Compensation Committee, the right, but not the obligation, to designate one (1) member of the Compensation Committee.

(c) Chief Executive Officer. Immediately following the consummation of the IPO, the Chief Executive Officer of the Corporation shall be Beth Gerstein. Ms. Beth Gerstein shall not be removed or terminated as Chief Executive Officer without “Cause” (as such term is defined in Ms. Beth Gerstein’s employment agreement with the Company in effect as of the date hereof) without the approval of (i) a majority of the Directors comprising the Board and (ii) a majority of the Just Rocks Directors, in each case with Ms. Beth Gerstein recusing herself from such vote.

Section 4. Covenants of the Corporation.

(a) The Board and the Corporation agree use their reasonable best efforts to take all Necessary Action (subject to the Board’s fiduciary duties) to (i) cause the Board to be comprised of at least seven (7) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) cause the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) cause the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and The Nasdaq Stock Exchange rules and (iv) cause a Just Rocks Director to be the Chairperson of the Board.

(b) The Mainsail Related Parties and the Just Rocks Related Parties shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 4(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws and Securities Laws, then the Board shall inform the Mainsail Related Parties and/or the Just Rocks Related Parties, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the Mainsail Related Parties and/or the Just Rocks Related Parties, as applicable (subject in each case to this Section 4(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action (subject to the Board’s fiduciary duties) required by this Section 4 with respect to the nomination, appointment or election of such substitute designees to the Board.

(c) In addition to any voting requirements contained in this Agreement or the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not, directly or indirectly, enter into or conduct business or operations or hold or acquire assets in its own name or otherwise other than through Brilliant Earth, LLC and its Subsidiaries without the prior written approval of (i) Mainsail and each of the Mainsail Holdcos for as long as the Mainsail Related Parties beneficially own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding Common Units and (ii) Just Rocks for as long as the Just Rocks Related Parties beneficially own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding Common Units, provided, however, that nothing in this clause (c) shall be deemed to prohibit the Corporation from, and no consent of Mainsail Mainsail Holdcos, Just Rocks or any other Person shall be required for the Corporation to engage in, (i) holding or using cash received by the Corporation as a result of the Corporation’s investment in Brilliant Earth, LLC or (ii) re-investing cash into Brilliant Earth, LLC (whether by way of intercompany loan, investment or otherwise).

(d) If the Corporation ceases to be subject to the periodic reporting requirements of the Exchange Act of 1934, as amended, or any during which the Corporation is not in compliance with such requirements, the Corporation shall deliver to the Mainsail Related Parties (i) annual audited, consolidated and consolidating financial statements of the Corporation and its Subsidiaries (including the Company) within 120 days after the end of each fiscal year, certified by a nationally or regionally recognized independent public accounting firm selected by the Corporation’s board of directors and (ii) quarterly unaudited, consolidated and consolidating financial statements of the Corporation and its Subsidiaries (including the Company), including a balance sheet and statements of income, cash flow and stockholders equity, and updated capitalization tables, within 30 days after the end of each fiscal quarter, accompanied by a comparison of such quarterly results with budgeted results and with the results for the corresponding period for the prior year.

Section 5. Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a) each of (i) the Mainsail Related Parties and (ii) the Just Rocks Related Parties ceasing to own any shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock;

(b) each of (i) the Mainsail Related Parties and (ii) the Just Rocks Related Parties ceasing to have any Director designation rights under Section 1; and

(c) the unanimous written consent of the parties hereto.

For the avoidance of doubt, the rights and obligations (i) of the Mainsail Related Parties under this Agreement shall terminate upon the Mainsail Related Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock and (ii) of the Just Rocks Related Parties under this Agreement shall terminate upon the Just Rocks Related Parties ceasing to own any shares of Class A Common Stock, Class C Common Stock or Class D Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 5.

Section 6. Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Compensation Committee” means the compensation committee of the Board.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Transferees” has the meaning set forth in the Charter.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Corporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Shares” means, without duplication, (i) all shares of Class A Common Stock issuable upon redemption of Common Units, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis in accordance with the Charter and (ii) all shares of Class A Common Stock issuable upon conversion of Class D Common Stock, assuming all such shares of Class D Common Stock are redeemed for Class A Common Stock on a one-for-one basis in accordance with the Charter.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 7. Choice of Law and Venue; Waiver of Right to Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 7(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8. Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a) If to Just Rocks, addressed as follows:

Just Rocks, Inc.

300 Grant Avenue, Third Floor

San Francisco, California 94108

Attn: Beth Gerstein and Eric Grossman

E-mail: beth@brilliantearth.com and eric@brilliantearth.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Tad Freese, Haim Zaltzman, Kristen Grannis and Benjamin Cohen

Facsimile: (212) 906-1623

E-mail: tad.freese@lw.com, haim.zaltzman@lw.com, Kristen.grannis@lw.com and bemjamin.cohen@lw.com

(b) If to Mainsail Partners III, L.P., addressed as follows:

Mainsail Partners III, L.P.

500 West 5th Street, Suite 1100

Austin, Texas 78701

Attn: Gavin M. Turner

E-mail: gavin@mainsailpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attn: Brian C. Van Klompenberg, P.C.; Michael P. Keeley

Facsimile: (312) 862-2200

E-mail: brian.vanklompenberg@kirkland.com and michael.keeley@kirkland.com

(c) If to the Corporation, addressed as follows:

Brilliant Earth Group, Inc.

300 Grant Avenue, 3rd Floor

San Francisco, California 94108

Telephone: (800) 691-0952

Attn: Alex K. Grab, General Counsel

E-mail: agrab@brilliantearth.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Tad Freese, Haim Zaltzman, Kristen Grannis and Benjamin Cohen

Facsimile: (212) 906-1623

E-mail: tad.freese@lw.com, haim.zaltzman@lw.com, Kristen.grannis@lw.com and bemjamin.cohen@lw.com or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 9. Assignment.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of Mainsail, the Mainsail Holdcos and Just Rocks is permitted to assign this Agreement to their respective Permitted Transferees. Each of Mainsail, the Mainsail Holdcos and Just Rocks shall cause any of their respective Permitted Transferees to become a party to this Agreement.

Section 10. Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, Mainsail and Just Rocks. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 11. Waiver.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 12. Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 13. Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 14. Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 15. Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 16. Representations and Warranties.

(a) Each of Mainsail, the Mainsail Holdcos and Just Rocks and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b) The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 17. No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BRILLIANT EARTH GROUP, INC.

By:
Name:	Beth Gerstein
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

MAINSAIL PARTNERS III, L.P.
By:	Mainsail GP III, LLC,
Its General Partner

Name:	Gavin M. Turner
Title:	Managing Director

MAINSAIL INCENTIVE PROGRAM, LLC
By:	Mainsail Management Company, LLC,
Its Managing Member

Name:	Gavin M. Turner
Title:	Managing Director

MAINSAIL CO-INVESTORS III, L.P.
By:	Mainsail GP III, LLC,
Its General Partner

Name:	Gavin M. Turner
Title:	Managing Director

[Signature Page to Stockholders Agreement]

JUST ROCKS, INC.

By:	Eric Grossberg
Title:	President

[Signature Page to Stockholders Agreement]